As filed with the Securities and Exchange Commission on July 28, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

POLARIS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1790959
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2100 Highway 55 Medina, Minnesota	55340
(Address of Principal Executive Offices)	(Zip Code)
Amended and Restated Polaris Inc. 2024 Omnibus Incentive Plan

(Full Title of the Plan)

Matthew S. Winings
Senior Vice President - General Counsel and Corporate Secretary
Polaris Inc.
2100 Highway 55
Medina, Minnesota 55340
(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (763) 542-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer  ☒    Accelerated Filer  ☐ Non-accelerated Filer  ☐
Smaller Reporting Company  ☐   Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed for the purpose of registering an additional 4,580,000 shares of common stock, par value $.01 per share (“Common Stock”) of Polaris Inc., a Delaware corporation (the “Registrant”), authorized for issuance pursuant to the Amended and Restated Polaris Inc. 2024 Omnibus Incentive Plan (the “Plan”), which is the same class as the securities previously registered for issuance thereunder on the effective Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 25, 2024 (File No. 333-278926) (the “Prior Registration Statement”). The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent that such content is superseded by the items appearing below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

•the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (Commission File No. 001-11411), as filed with the Commission on February 13, 2026;
•the Registrant’s Quarterly Reports on Form 10-Q (Commission File No. 001-11411) for the quarters ended March 31, 2026, as filed with the Commission on April 28, 2026, and June 30, 2026, as filed with the Commission on July 28, 2026;
•the Registrant’s Current Reports on Form 8-K (Commission File No. 001-11411), filed with the Commission on January 9, 2026, May 1, 2026, and June 22, 2026, in each case excluding any Item included in such Current Report that was furnished and not filed; and
•the description of the Registrant’s common stock contained in Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (Commission File No. 001-11411), and all amendments and reports filed with the Commission for the purpose of updating such description.

Until the Registrant files a post-effective amendment to this Registration Statement indicating that all securities offered have been sold, or deregistering all securities then remaining unsold, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of filing such documents, other than the portions of such documents that by statute or rule, designation in such documents or otherwise are not deemed to be filed with the Commission or are not required to be incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

EXHIBIT INDEX

No.	Description

4.1	Certificate of Incorporation of Polaris Inc., effective April 28, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2023)
4.2	Bylaws of Polaris Inc., effective April 28, 2023 (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Commission on May 1, 2023)
4.3	Amended and Restated Polaris Inc. 2024 Omnibus Incentive Plan (incorporated by reference to Appendix B to the Registrant's Proxy Statement for the 2026 Annual Meeting of Stockholders filed on March 17, 2026)
5.1	Opinion of Jones Day, counsel for the Registrant*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Jones Day, counsel for the Registrant (included in Exhibit 5.1)*
24.1	Power of Attorney*
107	Filing Fee Table*
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Medina, state of Minnesota, on July 28, 2026.

POLARIS INC.

By:	/s/ Matthew S. Winings
Matthew S. Winings
Senior Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	*	Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2026
Michael T. Speetzen

	*	Executive Vice President — Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2026
Robert P. Mack

	*	Director	July 28, 2026
George W. Bilicic
	*	Director	July 28, 2026
Gary E. Hendrickson
	*	Director	July 28, 2026
Gwenne A. Henricks
	*	Director	July 28, 2026
Bernd F. Kessler
	*	Director	July 28, 2026
Darryl R. Jackson
	*	Director	July 28, 2026
Lawrence D. Kingsley
	*	Director	July 28, 2026
Dustin J. Semach
	*	Director	July 28, 2026
Gwynne E. Shotwell
	*	Director	July 28, 2026
John P. Wiehoff

*By:	/s/ Matthew S. Winings		July 28, 2026
Matthew S. Winings Attorney-in-Fact
*    Matthew S. Winings, pursuant to Powers of Attorney executed by each of the officers and directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing her name hereto does hereby sign and execute this Registration Statement of Polaris Inc., or any amendment thereto, on behalf of each of such officers and directors in the capacities in which the names of each appear above.